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                                                                 Exhibit 23(a)



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Libbey Inc. Long-Term Savings Plan and Trust of our report dated February 2, 1996, with respect to the consolidated financial statements and schedule of Libbey Inc. included in its Annual Report (Form 10-K) appearing in and for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP

Toledo, Ohio
January 8, 1997